EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-37585, 333-52331, 333-73009, 333-92855, 333-37180, 333-38710, 333-42852, 333-51388, 333-60966, 333-64432, 333-64444, 333-102587, 333-105814, 333-108658, 333-110103, 333-115759, 333-121612, 333-125208, 333-135029, 333-142628, 333-150260, 333-185115, 333-190413, and 333-194823 on Form S-3, and Registration Statement Nos. 333-30345, 333-54246, 333-106427, 333-119833, 333-134566, 333-160312, 333-160705, 333-164014, and 333-176681 on Form S-8 of our reports dated March 13, 2015, relating to the consolidated financial statements and financial statement schedule of Spectrum Pharmaceuticals, Inc. (which report expresses an unqualified opinion), and the effectiveness of Spectrum Pharmaceutical Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Spectrum Pharmaceuticals, Inc. for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP

Costa Mesa, California

March 13, 2015